SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 4, 2012 (June 1, 2012)

FLOWERS FOODS, INC.

(Exact name of registrant as specified in its charter)

Georgia	1-16247	58-2582379
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 Flowers Circle, Thomasville, GA		31757
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (229) 226-9110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote by Security Holders.

The company’s Annual Meeting of Shareholders was held on June 1, 2012 in Thomasville, Georgia for the following purposes and with the following voting results:

(1) To elect four nominees as directors of the company to serve in Class II until 2015:

Class I Directors:	For	Withheld	Broker-Non Votes
Joe E. Beverly	115,304,906	1,078,907	12,314,255
Amos R. McMullian	113,433,081	2,950,732	12,314,255
J.V. Shields, Jr.	114,809,234	1,574,579	12,314,255
David V. Singer	115,478,080	905,734	12,314,255

(2) To hold an advisory vote on executive compensation:

For	113,233,761
Against	1,035,367
Abstain	2,114,684
Broker Non-Votes	12,314,255

(3) To ratify the selection of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm for Flowers Foods for the fiscal year ending December 29, 2012:

For	127,743,014
Against	829,779
Abstain	125,275
Broker Non-Votes	—

With respect to Proposal 1, Director-nominees received a plurality of votes cast in the election of directors and were each elected to serve in Class II for a term of three years. Proposals 2 and 3 both received a majority of votes cast and therefore passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOWERS FOODS, INC.

By:	/s/ R. Steve Kinsey
Name: R. Steve Kinsey Title: Executive Vice President and Chief Financial Officer

Date: June 4, 2012

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